UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2021

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Charles & Colvard, Ltd. (the “Company”) held its Annual Meeting of Shareholders on November 18, 2021 (the “Annual Meeting”). The shareholders considered three proposals, each of which is described in more detail in the definitive proxy statement for the Company’s 2021 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on October 1, 2021 (the “Proxy Statement”).

Proposal 1: To elect five nominees described in the Proxy Statement to the Company’s Board of Directors. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Anne M. Butler	13,249,363	440,359	8,865,815
Benedetta Casamento	13,203,698	486,024	8,865,815
Neal I. Goldman	13,026,418	663,304	8,865,815
Don O’Connell	13,566,676	123,046	8,865,815
Ollin B. Sykes	13,437,656	252,066	8,865,815

All director nominees were duly elected.

Proposal 2: To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022. The votes were cast as follows:

For	Against	Abstain
22,407,354	64,271	83,912

Proposal 2 was approved.

Proposal 3: To vote, on an advisory (nonbinding) basis, to approve executive compensation. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
10,934,755	467,886	2,287,079	8,868,817

Proposal 3 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

November 19, 2021	By:	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer